Associated Hispanic Physicians of

Southern California, Inc.

Audited Financial Statements

(With Independent Auditor’s Report)

For the Years Ended December 31, 2020 and 2019

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Independent Auditor’s Report

To the Board of Directors

Associated Hispanic Physicians of Southern California, Inc. Monterey Park, California

We have audited the accompanying financial statements of Associated Hispanic Physicians of Southern California, Inc. (an S Corporation), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of income, stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principals generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Associated Hispanic Physicians of Southern California, Inc. as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principals generally accepted in the United States of America.

Riverside, California

April 17, 2021

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Associated Hispanic Physicians of Southern California, Inc.

Balance Sheets

As of December 31, 2020 and 2019

(See Independent Auditor's Report)

	2020	2019
Assets
Current assets:
Cash	$2,620,586	1,186,295
Certificate of deposit	383,179	378,457
Health plan receivables	178,321	62,745
Other receivables	59,362	6,800
Prepaid capitation, related party	—	256,000
Prepaid expenses	27,505	28,848
Prepaid state income taxes	1,750	—
Total current assets	3,270,704	1,919,145
Noncurrent assets: Deferred tax asset	2,986	15,260
Other receivables	68,600	57,375
Total noncurrent assets	71,586	72,635
Total assets	3,342,290	1,991,780

Liabilities and Stockholder's Equity
Liabilities:
Current liabilities
Accrued expenses	365,981	301,410
Physician claims payable	2,136,167	1,464,289
Unearned revenue	34,138	34,915
Total current liabilities	2,536,286	1,800,614
Stockholder's equity:
Common stock, no par value, 1,000,000 shares authorized, 30 issued and outstanding	343,531	343,531
Additional paid-in capital	296,250	565,000
Retained earnings (deficit)	166,223	(717,365)
Total stockholder's equity	806,004	191,166
Total liabilities and stockholder's equity	$3,342,290	1,991,780

The accompanying notes are an integral part of these financial statements.

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Associated Hispanic Physicians of Southern California, Inc.

Statements of Income

For the Years Ended December 31, 2020 and 2019

(See Independent Auditor's Report)

	2020	2019
Revenues:
Capitation	$18,861,806	17,702,527
Risk pool	85,965	276,290
Performance incentives	242,486	246,497
Total revenues	19,190,257	18,225,314
Expenses:
Medical claims expenses	9,114,205	9,632,101
Physician capitation expense	6,569,599	6,323,837
Management fees	1,914,801	1,573,768
Professional fees	427,221	447,256
Other operating expenses	272,491	236,390
Stop loss insurance	—	202,018
Officers and directors compensation	—	49,000
Total expenses	18,298,317	18,464,370
(Loss) income from operations	891,940	(239,056)
Other income (expense): Interest income	4,722	4,412
Total other income (expense)	4,722	4,412
Income (loss) before income tax provision	896,662	(234,644)
Tax provision (benefit)	13,074	(3,011)
Net (loss) income	$883,588	(231,633)

The accompanying notes are an integral part of these financial statements.

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Associated Hispanic Physicians of Southern California, Inc.

Statements of Stockholder's Equity

For the Years Ended December 31, 2020 and 2019

(See Independent Auditor's Report)

	Common Stock	Additional Paid-In Capital	Retained (Deficit) Earnings	Total Stockholder's Equity
Balance, December 31, 2019	$343,531	565,000	(717,365)	191,166
Stock repurchased from shareholders		(268,750)		(268,750)
Net income	—	—	883,588	883,588
Balance, December 31, 2020	$343,531	296,250	166,223	806,004

The accompanying notes are an integral part of these financial statements.

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Associated Hispanic Physicians of Southern California, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

(See Independent Auditor's Report)

	2020	2019
Cash flows from operating activities:
Net (loss) income	$883,588	(231,633)
Adjustments to reconcile increases (decreases) in cash provided (used) by operating activities:
Change in health plan and risk pool receivables	(179,364)	523,275
Change in prepaids and other assets	267,867	(272,963)
Change in accrued expenses	63,794	(80,844)
Change in physicians claims payable	671,878	434,425
Net cash (used) provided by operating activities	1,707,763	372,260
Cash flows from investing activities:
Change in certificate of deposit	(4,722)	(4,412)
Net cash (used) in investing activities	(4,722)	(4,412)
Cash flows from financing activities:
Stockholder contributions	—	65,000
Repurchase of Stock	(268,750)	—
Net cash (used) provided by financing activities	(268,750)	65,000
Change in cash	1,434,291	432,848
Cash, beginning of year	1,186,295	753,447
Cash, end of year	2,620,586	1,186,295
Supplemental cash flows disclosures:
Cash paid for income taxes	$800	800
Cash paid for interest	—	—

The accompanying notes are an integral part of these financial statements.

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Associated Hispanic Physicians of Southern California, Inc.

Notes to the Financial Statements

Summary of Significant Accounting Policies

Organization and Operations:

The IPA was formed as a California mutual benefit corporation in 1991. On August 22, 1994, the Articles of Incorporation were restated to change the IPA to a professional medical corporation. The IPA operates as an Independent Physicians Association (“IPA”), which enters into contractual arrangements with Health Maintenance Organizations (“HMO”), third party payors and other insurance entities. In turn, the IPA enters into contractual agreements to provide medical services to designated subscribers and beneficiaries of HMOs, third party payors and other insurance entities.

Basis of Accounting:

The accompanying financial statements are prepared on the accrual basis of accounting.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, the organization considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Certificate of Deposit:

Investment consists of a certificate of deposit with an original maturity greater than ninety (90) days when purchased and are recorded at fair value.

Allowance for Uncollectible Accounts:

Receivables are stated at contractual amounts billed. The IPA reserves 20% of all account balances over 120 days past due.

Income Recognition:

The IPA negotiates fixed per-member, per-month (PMPM) rates (Capitation) with third-party insurers for a fixed period of time. The IPA recognizes capitation payments received in advance from third-party insurers as revenue on a monthly basis without regard to the frequency, extent, or nature of the medical services actually furnished.

Income Taxes:

The IPA, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the IPA’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the IPA to the stockholders.

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Summary of Significant Accounting Policies, continued

Income Taxes:

The election is valid for California income tax purposes; however, California law requires a minimum tax, which is the greater of $800 or 1.5 percent of state taxable income. Therefore, a provision and related tax liability have been included in the financial statements for California income taxes currently due plus deferred tax for operating losses in the amount of $159,143 that are available to offset future taxable income through 2039.

Membership:

The IPA is operated by physician members.

Risk and Incentive Pool Revenue:

The IPA participates in various risk pools maintained by HMO’s and hospitals (who also contract with the HMO’s). The risk pool payments to the IPA by the HMO’s are based on contractual agreements, which contain schedules of payments using the hospital days per 1,000 as a basis for distribution. The HMO’s make periodic payments of a percentage of the calculated amount and distribute the remainder upon completion of their annual reconciliation of pools.

Use of Estimates:

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reclassifications:

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

Concentration of Credit Risk

As of December 31, 2020, the IPA had cash deposits in excess of federally insured limits with financial institutions in the amount of $3,882,207.

Health Plan Receivables

Health Plan receivables consist of outstanding capitation. See Note of Summary of Significant Accounting Policies: Risk and Incentive Pool Revenue and Income Recognition for greater details regarding accrued shared risk and outstanding capitation, respectively.

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Income Tax Provision

The provisions for income taxes were as follows at December 31, 2020 and 2019:

	2020	2019
Current
Federal	$—	—
State	800	800
Total current	800	800
Deferred Federal	—	—
State	12,274	(3,811)
Total deferred	12,274	(3,811)
Tax (benefit)	$13,074	(3,011)

For the years ended December 31, 2020 and 2019, the effective tax rates approximated the state statutory rate of 1.50%, respectively.

The noncurrent components of deferred income taxes recognized in the balance sheet at December 31, 2020 and 2019, were as follows:

	2020	2019
Deferred tax asset	$2,986	15,260
Deferred tax liability	—	—
Net deferred tax asset	$2,986	15,260

Management has determined that no valuation allowance related to deferred tax assets is necessary at December 31, 2020 and 2019.

Physician Claims Payable

Physician claims payable includes a provision for amounts for services incurred but not reported (IBNR) by providers as of December 31, 2020. The IBNR is calculated based on claims lag analysis.

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Related Party Transactions

During the year ended December 31, 2020 and 2019, the IPA paid in excess of $2.6 and $2.8 million respectfully to stockholders and their related companies for healthcare services rendered through the provider network.

During 2019 the IPA paid advanced capitation of $256,000 to Associated Hispanic Medical Group, Inc. (AHM), a provider of the IPA. AHM is majority owned by stockholders of the IPA. AHM will make repayments in the amount of $13,000 per month by offset of their monthly provider capitation due from the IPA. AHM receives provider capitation from the IPA of approximately $36,000 per month. The offsets commence February 29, 2020 and are to be repaid by a final offset in the amount of $124,000 by September 29, 2020. The advance is shown as prepaid capitation, related party in the current asset section of the balance sheet in the amount of $256,000. AHM repaid the IPA in November 2020.

Stop Loss Insurance

The IPA has an insurance policy that limits exposure to specific losses that may be in excess of certain amounts with respect to capitated eligible services provided to members. The policy period effective dates are from January 1, 2020 to January 1, 2021 and covers claims incurred within the policy period and nine (9) months thereafter. The policy contains a per-covered member, per policy deductible of $20,000 for commercial members and $25,000 for Medicare and Medicaid members. The maximum amount reimbursable less deductible, per member per policy period is $500,000.

Commitments and Contingencies

Health Care Industry

The health care industry is subject to numerous laws and regulations of federal, state, and local governments. Compliance with these laws and regulations can be subject to government review and interpretation, as well as regulatory action unknown and unasserted at this time. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of regulations by health care providers, which could result in the imposition of significant fines and penalties, as well as significant repayments of previously billed and collected revenues of patient services.

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Subsequent Events

The IPA evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the IPA's financial position and results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On February 22, 2021, the Shareholders of the AHP Management, Inc, a California corporation (“AHP”), Clinigence Holdings, Inc., a Delaware corporation (“Parent”), AHP Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Robert Chan (the “Shareholders’ Representative”) entered into an agreement and plan of merger (the “Merger Agreement”). The Merger became effective on February 25, 2021.

The Merger Agreement provided for the merger of Merger Sub with and into AHP (the “Acquisition”.) As a result of the Acquisition, Merger Sub ceased to exist, and AHP became the surviving corporation and a direct wholly owned subsidiary of Parent, and the former stockholders of AHP have a direct equity ownership in Parent. Merger Sub was renamed AHP Management Inc. Merger Sub was originally incorporated in Delaware on January 26, 2021 and had no operating activity prior to the reported transaction.

Prior to the Acquisition, AHP was a privately held company with controlling interest in the IPA. A key term of the Merger Agreement was that AHP enter into a Management Services Agreement with the IPA (the “Management Services Agreements”) making the IPA a Variable Interest Entity (VIE) of AHP and its Parent, together the primary beneficiary (“PB”).

Under the ASC 805, the PB analysis is a qualitative analysis based on power and benefits. The PB consolidates a VIE if the PB has both power and benefits – that is, (i) the PB has the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance, and (ii) PB has the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. The PB operates by maintaining a long-term MSA with the IPA. In accordance with relevant accounting guidance, the IPA has been determined to be a VIE of AHP, and ultimately Parent, as the PB has the ability, through majority representation on the IPA’s Board and otherwise, to direct the activities (excluding clinical decisions) that most significantly affect the IPA’s economic performance.

The IPA has evaluated subsequent events for recognition and disclosure through April 17, 2021 which is the date the financial statements were available to be issued.

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